UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2022

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	“NFE”	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Introductory Note.

On August 15, 2022 (the “Closing Date”), New Fortress Energy Inc., a Delaware corporation (the “Company” or “NFE”) and certain of its subsidiaries completed their previously-announced vessel transaction with certain affiliates of Apollo Global Management, Inc. involving total consideration in excess of $2.0 billion, which transaction included (1) the formation of a joint venture named Energos Infrastructure (the “JV” or “Platform”) between an affiliate of NFE, on the one hand, and AP Neptune Holdings Ltd., which is affiliated with certain funds or investment vehicles managed by affiliates of Apollo Global Management, Inc., on the other hand and (2) the sale for cash, or contribution to the JV in return for equity in the JV, in each case by certain affiliates of NFE, of equity interests in subsidiaries or affiliates of NFE owning eleven vessels (the “Transaction”). The eleven vessels sold or contributed to the JV consist of 6 Floating Storage and Regasification Units (“FSRUs”), 2 LNG Carriers (“LNGCs”), and 3 Floating Storage Units (“FSUs”) (collectively, the “Vessels”). As a result of the Transaction, the Platform is owned approximately 80% by Apollo-managed funds and approximately 20% by an affiliate of NFE. In connection with the transaction, certain affiliates of NFE entered into long-term time charter agreements for a period up to 20 years in respect of ten of the eleven Vessels, the terms of which will commence upon the expiration of each Vessel's existing charter; such charters are expected to be treated by NFE as financing arrangements.

Item 1.02.     Termination of a Material Definitive Agreement.

On August 15, 2022, Golar Partners Operating LLC (the “Borrower”), an indirect subsidiary of New Fortress Energy Inc. (“NFE”) repaid in full all outstanding principal and interest (together with fees, expenses and other amounts owed in connection therewith) under the senior secured amortizing term loan facility, dated as of September 18, 2021 (the “Term Loan Facility Agreement”) entered into by the Borrower, Golar LNG Partners LP and certain subsidiaries of the Borrower (the “Guarantors”), with (i) Citibank N.A. (“Citi”) and the lenders from time to time party thereto (the “Lenders”); (ii) Citigroup Global Markets Limited, Morgan Stanley Senior Funding, Inc. and HSBC Bank USA, N.A. as mandated lead arrangers; (iii) Goldman Sachs Bank USA as arranger; (iv) Citigroup Global Markets Limited and Morgan Stanley Senior Funding, Inc. as bookrunners; (v) Citigroup Global Markets Limited and Morgan Stanley Senior Funding, Inc. as co-ordinators, (vi) Citibank Europe Plc, UK Branch as agent and (vii) Citibank, N.A., London Branch as security agent (the “Security Agent”). The Term Loan Facility Agreement was terminated and all guarantees and security interests granted to the Security Agent in connection with the Term Loan Facility Agreement were released.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference insofar as it relates to the disposition of assets of the Company.

Item 7.01.     Regulation FD Disclosure.

On August 15, 2022, NFE issued a press release announcing the closing of the Transaction and the establishment of the Platform, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in (and incorporated by reference into) this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 15, 2022, issued by New Fortress Energy Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW FORTRESS ENERGY INC.

August 19, 2022	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer